PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("AGREEMENT") is entered into as of December 31, 1998 ("EFFECTIVE DATE") between Solar Communications, Inc., an Illinois corporation ("SOLAR"), and NeoMedia Technologies, Inc., a Delaware corporation ("NEOMEDIA"). Solar and NeoMedia are sometimes referred to as the ("PARTIES") and individually as a ("PARTY").
                                    RECITALS:

         WHEREAS, Solar is the owner of certain patent applications in the United States and elsewhere relating to the encoding of network address information in a bar-code or other machine-readable format and to the use of standard product identifiers such as UPCs to access network resources such as offerings on the World Wide Web.

         WHEREAS, Solar desires to sell and NeoMedia desires to purchase such patent applications at a closing to be held on the same date as the Effective Date of this Agreement.

         WHEREAS, the parties desire that the purchase price paid by NeoMedia include consideration payable at the closing and additional consideration payable upon issuance of at least one of the patent applications as a patent in the United States.

         WHEREAS, the parties intend that the consideration payable at closing shall consist of cash and warrants to purchase NeoMedia common stock, and that the consideration payable upon the issuance of a patent in the United States shall consist of a second installment of cash and/or warrants to purchase stock.

         WHEREAS, the parties intend that NeoMedia's obligation to pay the second installment of consideration shall be the subject of a security interest granted by NeoMedia to Solar pursuant to a separate security agreement having date even herewith. Pursuant to the security agreement, NeoMedia shall grant Solar an exclusive, world-wide, royalty-free license under the patents issuing on the patent applications, which license shall be contingent upon NeoMedia defaulting on its second installment payment obligations under this Agreement and which license agreement shall automatically terminate when NeoMedia pays the second installment of the consideration.

         WHEREAS, to protect Solar's collateral under the security agreement and its interest under this Agreement in having the patent applications issue as patents, the parties desire that Solar should have rights to monitor the prosecution of the patent applications and, in certain specified circumstances, to assume control over such prosecution for NeoMedia's benefit at Solar's expense.
                                   AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and promises herein contained and other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, the parties have agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 DEFINITIONS. When used in this Agreement, capitalized terms shall either be defined in EXHIBIT A or as otherwise set forth herein.

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                                   ARTICLE II
                       ASSIGNMENT OF INTELLECTUAL PROPERTY

2.1 AGREEMENT TO ASSIGN. Subject to the terms and conditions of this Agreement, Solar agrees to execute and deliver to NeoMedia at the Closing the form of assignment attached as EXHIBIT B conveying to NeoMedia all right, title and interest in and to the Intellectual Property, including but not limited to the right to sue for past infringement.

2.2 PURCHASE PRICE. In consideration of the Assignment of Section 2.1, NeoMedia shall tender to Solar cash and/or Warrants in accordance with the terms and conditions of Article IV.

2.3 SUBSEQUENT TRANSACTIONS. Any subsequent assignments, licenses, transfers and other transactions in which either party grants or conveys any right, lien, license or other interest in or to the Intellectual Property ("SUBSEQUENT TRANSACTION") shall be subject to and made in accordance with the terms and conditions of this Agreement, and no instrument executed by either party in connection with a Subsequent Transaction shall be inconsistent with the foregoing. Neither party shall assign or otherwise transfer its interest in the Intellectual Property, either in whole or in part, to any Person (including a transfer to any Affiliate but excluding a transfer from one party to the other party) unless such other Person agrees to assume the obligations of the assignor under this Agreement. For the purposes of the foregoing sentence, an assignment or transfer does not include the grant of licenses, distribution or reseller agreements. A Subsequent Transaction shall not constitute an assignment of this Agreement. Assignments of this Agreement are subject to Section 11.5.

                                   ARTICLE III
                        HANDLING OF INTELLECTUAL PROPERTY

3.1 DUTY TO PROSECUTE AND PROTECT PATENTS. From and after the Closing, NeoMedia shall authorize and instruct Anthony R. Barkume of Sayville, New York, or another licensed patent attorney selected by NeoMedia, to vigorously prosecute at NeoMedia's expense the Patent Applications included in the Intellectual Property in accordance with the following:

         (A) BEST EFFORTS TO PROSECUTE. NeoMedia shall use its best efforts to obtain issued Patents on each Patent Application that include, in NeoMedia's reasonable judgement, the broadest claim of coverage allowable based on the prior art actually known by NeoMedia.

         (B) NO ABANDONMENT. NeoMedia shall not intentionally allow any pending Patent Application to become abandoned for any reason, including express abandonment or failure to file a timely response, pay an issue or other fee, or take other action, unless with respect to such pending Patent Application NeoMedia first: (i) prior to the Date of Abandonment, files another Patent Application that contains all of the disclosure of the pending Patent Application and that is entitled under applicable law to an effective filing date no later than the earliest effective filing date to which the pending Patent Application is entitled; or (ii) notifies Solar at least one (1) month before the Date of Abandonment of NeoMedia's intention to abandon the pending Patent Application and allows Solar to prosecute the pending Patent Application in accordance with the procedures of Section 3.3. For purposes of this Agreement, "DATE OF ABANDONMENT" means sixty (60) days prior to the last day to respond to an office action, pay an issue fee, or take other action required to keep the Patent Application in force taking into account any possible extensions of time that are available by petition upon payment of any fee. If a Patent Application is abandoned in violation of this Section 3.1(b), it shall be deemed "issued" for all other purposes under this Agreement, including Article IV. Notwithstanding anything contained herein to the contrary, if a Patent Application becomes unintentionally or unavoidably abandoned without NeoMedia having complied with either of Subsection 3.1(b)(i) or (ii), then NeoMedia shall be given reasonable opportunity to petition to revive the abandoned Patent Application under the applicable patent rules of procedure, and such abandoned

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Patent Application, if successfully revived, will not be considered "issued".

         (C) PAYMENT OF ISSUE FEES. If a Patent Application is allowed, NeoMedia shall pay the applicable issue fee and use its best efforts to submit any required drawings and comply with all other applicable requirements no later than ten (10) days before the statutory period for response permitted under applicable law or regulations (taking into account any extensions of time that may be available upon petition).

3.2      NOTICE AND ACCESS.

         (A) NOTICE. NeoMedia shall promptly furnish to Solar copies of the following documents when received by NeoMedia: any notice of abandonment or final rejection issued by the U.S. Patent Trademark Office and notice of the filing by NeoMedia of any patent application that claims priority based on a Patent Application (including filing date and application serial numbers, when available).

         (B) POWER TO INSPECT. At the Closing, NeoMedia shall execute and deliver to Solar a power to inspect and make copies in the form attached as EXHIBIT C duly authorizing Solar or its representatives to inspect and copy files in the USPTO or any foreign patent office relating to any Patent Application ("POWER TO INSPECT"). At Solar's request, NeoMedia shall promptly execute and deliver additional Powers to Inspect expressly referring by serial number to Patent Applications filed by NeoMedia after the Closing. Any information or copies made under this paragraph shall be considered Confidential Information of NeoMedia under Section 6.1.

3.3      ASSUMPTION OF PROSECUTION BY SOLAR.

         (A) EVENTS ENTITLING SOLAR TO PROSECUTE. Solar may at its election and expense assume prosecution of any Patent Application under any of the following conditions: (i) NeoMedia has tendered prosecution to Solar pursuant to Section 3.1(b)(ii); or (ii) NeoMedia fails to file a response, file a petition for extension of time, pay an issue fee or take other action due in a Patent Application before the Date of Abandonment. If either conditions of the preceding clauses (i) or (ii) arise, NeoMedia will complete, execute and deliver to Solar within ten (10) days after request by Solar an original power of attorney in the form of EXHIBIT D authorizing Solar's designated patent attorney to commence prosecution of the Patent Application at Solar's expense.

         (B) CONSTRUCTION. The parties' intention in this Section 3.3 is to ensure that Solar will have a full and fair opportunity to protect the Intellectual Property from abandonment or forfeiture in cases where NeoMedia is unwilling or unable to continue prosecution or pay maintenance or other fees. Accordingly, the parties stipulate that, in any dispute between the parties, the provisions of this Section 3.3 should be construed liberally to effectuate this intention.

         (C) EMERGENCY RELIEF. Upon demonstration by Solar to a court of competent jurisdiction that either of the conditions of clauses 3.3(a)(i) or 3.3(a)(ii) have been met, the parties agree and stipulate that Solar shall be entitled to emergency and preliminary equitable relief without posting any bond or showing of irreparable harm. Such relief may include but is not limited to an order or decree requiring NeoMedia to divulge serial numbers and filing dates of Patent Applications and authorizing Solar to prosecute such Patent Applications at Solar's expense on behalf of NeoMedia.

         3.4 TERMINATION. Notwithstanding anything in this Agreement to the contrary, including survival provisions, the obligations of NeoMedia and the rights of Solar pursuant to this Article III shall terminate upon the issuance of any Patent in the United States.
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                                   ARTICLE IV
                                  CONSIDERATION

4.1 AT CLOSING. At the Closing, NeoMedia shall: (i) pay to Solar one-hundred and fifty thousand dollars ($150,000.00) cash; and (ii) deliver to Solar duly issued Warrants in the form of EXHIBIT E entitling Solar to purchase 150,000 shares of NeoMedia common stock at a price of one cent ($0.01) per share.

4.2 UPON ISSUANCE. Within six (6) months after the date that the first Patent issues in the United States ("DATE OF FIRST ISSUANCE"), NeoMedia shall pay to Solar the amount of one million eight hundred sixty two thousand five hundred dollars ($1,862,500) in cash and/or Warrants in accordance with this Section 4.2:

         (A) CASH. Within six (6) months after the Date of First Issuance, NeoMedia shall pay to Solar in a single installment of cash in the amount equal to the difference between (i) one million eight hundred sixty two thousand five hundred dollars ($1,862,500), minus the (ii) the Current Warrant Value (as defined below and determined as of the date the cash is paid) of the Warrants actually issued and delivered to Solar pursuant to Section 4.2(b). If, during the six (6) month period after the Date of First Issuance, the Current Warrant Value of such issued Warrants reaches one million eight hundred sixty two thousand five hundred dollars ($1,862,500), then NeoMedia would not be required to make a cash payment under this Section 4.2(a), and its payment obligations under this Section 4.2 would be deemed satisfied. Under no circumstances is Solar required to refund or credit NeoMedia for any amount by which the Current Warrant Value of such Warrants ever exceeds one million eight hundred sixty two thousand five hundred dollars ($1,862,500).

         (B) WARRANTS. At any time during the six (6) month period following the Date of First Issuance, NeoMedia may, in partial or total satisfaction of its obligation under this Section 4.2, duly issue and deliver to Solar Warrants in the form of EXHIBIT E entitling Solar to purchase a specified number of additional shares ("ADDITIONAL SHARES") of NeoMedia common stock at a price of one cent ($0.01) per share; provided, however, that NeoMedia may only elect to deliver Warrants if, at the time such Warrants are delivered, the common stock of NeoMedia is listed for trading on a Recognized Exchange. If the common stock of NeoMedia is not listed, then NeoMedia shall satisfy its entire obligation under this Section 4.2 in cash. NeoMedia shall have no obligation to register Warrants or the Shares underlying such Warrants issued pursuant to this Article IV.

         (C) VALUING THE WARRANTS. For purposes of determining the amount of cash that NeoMedia must pay to Solar within six months after the Date of First Issuance, the "CURRENT WARRANT VALUE" as of a specified date means, with respect to the Warrants issued under Section 4.2(b), the Average Market Price of the Shares that may be acquired upon exercise of the Warrants, less the applicable exercise price; provided, however, that in no event shall the Current Warrant Value be less than the Average Market Price of the Shares (less the applicable exercise price) as of the date that the Warrants are issued. To avoid backdating of Warrants, NeoMedia must deliver Warrants to Solar within three (3) days of issuance.

         (D) ADDITIONAL SHARES. For purposes of Subsection 4.2(b), the maximum number of Additional Shares for which NeoMedia may (or may be required to) issue Warrants shall be equal to the quotient obtained when dividing one million eight hundred sixty two thousand five hundred dollars ($1,862,500) by the greater of:
(i) the Average Market Price of NeoMedia common stock as of the date the Warrants are issued; or (ii) four. For example, if the common stock of NeoMedia were listed for trading on the NASDAQ Stock Exchange and its Average Market Price as of the date Warrants were to be issued were $10, then the maximum number of Additional Shares for which NeoMedia could issue Warrants under this
Section 4.2 would be equal to 186,250, which is equal to the quotient of (1,862,500) divided by 10, the Average Market Price of the Shares which may be acquired upon exercise of the Warrants. If the Average Market price were $2, then the maximum number of Additional Shares would be equal to 465,625, which is the quotient of (1,862,500) divided by 4, the minimum divisor.

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         (E) EXAMPLES. Suppose that exactly three (3) months after the Date of
First Issuance, the Average Market Price of NeoMedia common stock is $5.00. On that date, NeoMedia decides to issue and deliver to Solar Warrants pursuant to
Section 4.2(b) to purchase 200,000 issue shares of NeoMedia Common Stock. On that date, the Current Warrant Value is $998,000 (calculated under Section 4.2(c) as the Average Market Price of 200,000 Shares at $5.00 per share less the applicable exercise price of one cent per share). To satisfy its obligations under this Section 4.2, NeoMedia could, on that date, make a payment to Solar of $864,500 (calculated under Section 4.2(a) as the difference between 1,862,500 minus 998,000, the Current Warrant Value. Alternatively, NeoMedia could satisfy its obligations under this Section 4.2 by making a cash payment on a future date that is no later than six (6) months after the Date of First Issuance. Suppose that on any future date prior to the six-month deadline the price of NeoMedia common stock has appreciated so that the Average Market Price is $6.00 per share. At that price, the Current Warrant Value is 1,198,000 (calculated under Section 4.2(c) as the Average Market Price of 200,000 Shares at $6.00 per share less the applicable exercise price of one cent per share). Under Section 4.2(a), NeoMedia could satisfy its obligations under this Section 4.2 on that future date by making a cash payment to Solar in the amount of $664,500 (calculated under Section 4.2(a) as the difference between 1,862,500 minus 1,198,000, the Current Warrant Value. Alternatively, suppose that upon any date after issuance of the Warrants but prior to expiration of the six-month period, the Average Market Price of NeoMedia stock is $9.50 per share. At that price, the Current Warrant Value is $1,898,000 (calculated under Section 4.2(c) as the Average Market Price of 200,000 shares at $9.50 per share less the applicable exercise price of one cent per share), which Current Market Value exceeds $1,862,500 and, therefore, satisfied NeoMedia's obligations under this Section 4.2 without further cash payments.

4.3 PREPAYMENT. At any time and at its sole discretion, NeoMedia may prepay, in part or in its entirety, any consideration due under this Article IV, without penalty; provided, however, that Solar shall have no obligation to refund prepaid consideration.

4.4 TAXES. The party receiving consideration under this Agreement, whether in the form of cash, Warrants or otherwise, shall be responsible for reporting and paying all applicable sales, excise and income taxes relating to the payment and receipt of such consideration.

                                    ARTICLE V
                              DEFAULT AND REMEDIES

5.1 NOTICE OF DEFAULT. If either party materially breaches any of its obligations under this Agreement the nonbreaching party may give notice to the breaching party describing in reasonable detail the nature of the alleged breach ("NOTICE OF DEFAULT"). Upon its receipt of a Notice of Default, the alleged breaching party shall have a thirty (30) day grace period ("GRACE PERIOD") to cure the breach described in the Notice of Default. If the breach is not cured within the Grace Period, then the breaching party shall be deemed to be in Default as of the day after the last day of the Grace Period. Notwithstanding the foregoing, the Grace Period for any breach by NeoMedia of its obligations under Article III shall be twenty (20) days. No Default shall be declared or occur unless notice and opportunity to cure has been provided, as set forth in this Section 5.1. Either party's forbearance in giving Notice of Default shall not be a waiver of its right to give such notice at a future date.

5.2 REMEDIES AVAILABLE TO NEOMEDIA. Except as otherwise provided in this Article V, NeoMedia shall have all remedies available to it under this Agreement or at law or in equity in the event of any Default, including:

                  (A) recovery of money damages, subject to the limitations of Section 5.5;

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                  (B)      equitable relief in accordance with Section 5.6; and

                  (C) recovery of its attorneys fees and other costs in accordance with Section 5.7.

5.3 REMEDIES AVAILABLE TO SOLAR. Except as otherwise provided in this Article V, Solar shall have all remedies available to it under this Agreement or at law or in equity in the event of any Default, including:

                  (A) in the event of a Default by NeoMedia to pay amounts owed by it to Solar under this Agreement, foreclosure of Solar's security interest granted under Section
                           5.4 below;

                  (B) in the event of a Default by NeoMedia of its obligations under Article III, assumption of prosecution by Solar (as set forth in Section 3.3), in which case Section 3.3 sets forth the sole and exclusive remedy; except that Solar shall be entitled to payment under Section 4.2 if a Patent is deemed "issued" pursuant to 3.1(b).

                  (C) recovery of money damages subject to the limitations of Section 5.5;

                  (D)      equitable relief in accordance with Section 5.6;

                  (E) recovery of Solar's attorneys fees and other costs in accordance with Section 5.7; and

                  (F) exercise of its rights and powers pursuant to the Escrow Agreement (as defined in Section 5.8).

5.4 SECURITY INTEREST. To secure fulfillment by NeoMedia of its obligations to pay the amounts owed (whether in cash or Warrants) under Article IV (the "INDEBTEDNESS"), NeoMedia shall execute and deliver to Solar at the Closing the form of security agreement (and accompanying financing statements) attached as EXHIBIT F, granting to Solar a security interest in the Intellectual Property (the "SECURITY INTEREST"). Solar's rights under the Security Agreement shall at all times be subject to the conditions set forth in this Agreement and in this
Section 5.4 as follows:

                  (A) The Security Interest shall be automatically satisfied and released when NeoMedia pays to Solar the Indebtedness in its entirety, upon which event the Security Agreement shall automatically terminate. Solar shall take any and all action necessary to release the security interest promptly upon satisfaction thereof, but in no event later than ten (10) days after demand by NeoMedia.

                   (B) In accordance with Section 9-504 of the Uniform Commercial Code, if any foreclosure by Solar of its Security Interest results in a surplus, then Solar shall account for same to NeoMedia.

                   (C) Concurrently with the execution of the Security Agreement, NeoMedia shall execute as licensor and deliver to Solar as licensee a contingent license in the form of EXHIBIT G, which license shall be contingent upon NeoMedia's Default on its obligation to pay the second installment of consideration under Section 4.2.

5.5 MONEY DAMAGES. Neither party shall be liable to the other for special, incidental or consequential damages (including lost profits or sales) as a result of any breach under this Agreement. In the case of claims against NeoMedia, Solar's damages shall not exceed $2,500,000. In the case of claims against Solar, NeoMedia's damages shall not exceed $2,500,000. The limitations of this Section 5.5 shall not apply to claims for breach of intellectual property rights, attorney fees under Section 5.7, unauthorized disclosures of Confidential Information under Section 6.1, fraud, or obligations to defend under Article VIII.

5.6 EQUITABLE RELIEF. Except as otherwise provided herein, each party agrees that in the event of its Default
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or its violation of any of the terms or conditions of this Agreement, the non-Defaulting party shall be entitled, without posting of bond or showing of irreparable harm, to emergency, preliminary and permanent injunctive relief in regard to remedies related to such Default or from further violation of any of the provisions hereof. Application of such injunction will be without prejudice to any other right or action that may accrue to the non-Defaulting party by reason of breach of this Agreement, including the right to recover damages flowing from such breach. To prevent the abandonment or forfeiture of Patent Applications, Solar shall also be entitled to emergency equitable relief in accordance with Section 3.3(c) above.

5.7 ATTORNEY FEES. In the event of litigation, arbitration or another proceeding to enforce or construe this Agreement, the prevailing party shall be entitled to an award of its cost of litigation including reasonable attorney fees upon a showing that the other party has acted in bad faith.

5.8 ESCROW. The parties shall enter into the form of escrow agreement attached hereto as EXHIBIT H ("ESCROW AGREEMENT"), pursuant to which: (a) NeoMedia shall execute and deposit with the escrow agent named therein ("ESCROW AGENT") the following: (i) powers to inspect in the form attached hereto as EXHIBIT C; and
(ii) powers of attorney in the form attached as EXHIBIT D (collectively, the "ESCROWED DOCUMENTS"). In accordance with the terms and conditions contained in the Escrow Agreement, an aggrieved party hereunder may present a demand to the Escrow Agent for release of one or more of the Escrowed Documents subject to and in accordance with the terms of the Escrow Agreement in the event that the other party is in Default under this Agreement or when the party making such demand is otherwise entitled to obtain an Escrowed Document under this Agreement.

5.9 INSOLVENCY. In the event an insolvency proceeding is voluntarily or involuntarily commenced by or against either party or its successors (the "INSOLVENT PARTY"), then the Insolvent Party, on behalf of itself and its successors and trustees, hereby waives the protection of Section 362 of the Bankruptcy Code (11 U.S.C. 362) and consents to the remedies available to the other party under this Article V.

                                   ARTICLE VI
                                 OTHER COVENANTS

6.1      CONFIDENTIALITY

         (A) CONFIDENTIAL INFORMATION. In the course of negotiating and performing its duties and obligations under this Agreement, including without limitation the due diligence investigations made by the party, a party hereunder ("RECEIVING PARTY") may receive and otherwise have access to the other party's ("DISCLOSING PARTY") confidential information ("CONFIDENTIAL INFORMATION"). Confidential Information that is disclosed visually or orally shall be treated as Confidential Information.

         (B) EXCLUSIONS. Notwithstanding the foregoing Confidential Information will not include, and no obligation of confidentiality hereunder will attach to, information that: (a) was in the Receiving Party's possession, free of any obligation of confidence, before receipt from the Disclosing Party; provided, however, that it shall be the Receiving Party's burden to prove that such information was in its possession; (b) is already available by publication at the time the Disclosing Party communicates such information to the Receiving Party, or same becomes available to the public through no breach of this Agreement by the Receiving Party; (c) is received independently by the Receiving Party from a third party not under an obligation to the Disclosing Party or others to keep such information confidential; or (d) is independently developed by the Receiving Party's personnel without the benefit of access, directly or indirectly, to Confidential Information of the Disclosing Party; provided, however, that the Receiving Party shall bear the burden of proving that such personnel did not benefit from access to the Confidential Information.

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         (C) NONDISCLOSURE OBLIGATIONS. The Receiving Party shall: (a) not use for any purpose, reproduce in any manner or disclose to any third party Confidential Information of the Disclosing Party except as authorized in this Agreement; and (b) treat such Confidential Information with the same degree of care to avoid disclosure to any third party as is used by the Receiving Party with respect to the Receiving Party's own information of like importance, or, at a minimum, with a reasonable degree of care to avoid any such disclosure.

         (D) COMPULSORY DISCLOSURES. The restrictions of this Section 6.1 shall not operate to prevent disclosures that are required by any law or regulation, court order or other governmental decree or authority; provided, however, that the Receiving Party, if required by governmental authority to reveal Confidential Information of the other party, will, if allowed by law, notify the Disclosing Party promptly following learning of the government requirement and before making such disclosure, and will provide the Disclosing Party with an opportunity (at Disclosing Party's own expense) to resist such disclosure and/or to seek a protective order or other appropriate procedure so that the disclosure, if required, can be made in a manner that preserves the confidentiality of the Confidential Information.

         (E) RETURN OF DOCUMENTS. Upon termination of this Agreement for any reason, the Receiving Party shall promptly tender to the Disclosing Party all documents however made that embody, reflect or otherwise disclose Confidential Information of the Disclosing Party; provided, however, that the Receiving Party's legal counsel may keep one (1) file copy of the Disclosing Party's Confidential Information.

6.2      RESTRICTIVE COVENANT.

         6.2.1    The parties acknowledge that:

                  (a) The parties are entering into an agreement and arrangement under which they shall have a continuing commercial relationship relating to the development, production, marketing and sale of a variety of services and products;

                  (b) NeoMedia has invested and will invest substantial sums in the development of the rights and interests provided for herein and in the commercial relationship among the parties;

                  (c) The parties have, and contemplate that they will, exchange and provide substantial Confidential Information each to the other in connection with this Agreement, the related agreements and the commercial relationship among them;

                  (d) For Solar to utilize the Confidential Information or engage in competition with NeoMedia, with respect to the matters specified herein would result in the loss or substantial diminution in value of the Confidential Information, other rights and commercial relationships provided for herein; and

                  (e) The restrictions provided for in this paragraph are reasonable in scope and necessary to protect the interests of NeoMedia in Confidential Information and other rights provided for herein and in the commercial relationships provided for herein.

         6.2.2 Solar covenants and agrees that, it shall not, without the written consent of NeoMedia or as specifically provided and authorized herein or pursuant to a separate license or distribution agreement with NeoMedia:

                  (a) Develop, manufacture, produce, have manufactured or produced, market or sell any service or product which utilizes or incorporates any Confidential Information;

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                  (b)      Develop, manufacture, produce, have manufactured or
                           produced, market or sell any service or product which would infringe any Patent issued hereunder or which is similar in functionality of the technology claimed in any Patent; except that the restriction in this paragraph 6.2.2(b) shall not apply once and if the contingent patent license granted under Section 5.4 becomes effective as a result of NeoMedia's Default.

                  (c) Develop, manufacture, produce, have manufactured or produced, market or sell any Competing Product.

6.3 PRESS RELEASES. NeoMedia shall use its best efforts to mention Solar in NeoMedia press releases that publicize acquisition of the Patent Applications or grant of the Patents, but NeoMedia shall not be so obligated regarding releases that publicize products that use the technology represented in the Patent Applications. Notwithstanding the foregoing, however, unless otherwise agreed by both parties in a duly executed writing, the terms of this Agreement and this transaction shall be kept confidential by the parties and their respective attorneys, accountants and bankers.

6.4 PRINTING SERVICES. NeoMedia shall use reasonable efforts to include Solar in its bid process for services to print, package and/or mail print media materials, including direct mail, periodical inserts and diskette giveaways.

6.5 DELIVERY OF STOCKHOLDER MATERIALS. Until the Warrants have been exercised or expire, NeoMedia will provide Solar with copies of all materials it distributes to its stockholders.

6.6 TRADEMARK LICENSE. Solar shall execute as licensor and deliver to NeoMedia at closing as licensee the form of trademark license attached hereto as EXHIBIT I.

6.7 SOFTWARE LICENSE AGREEMENT. NeoMedia shall execute and deliver to Solar at closing the form of option agreement attached hereto as EXHIBIT J, pursuant to which Solar shall have the option to enter into certain software license agreements with NeoMedia.

6.8 VALUE-ADDED RESELLER AGREEMENT. NeoMedia shall execute and deliver to Solar at closing the form of option agreement attached hereto as EXHIBIT K, pursuant to which Solar shall have the option to enter into certain value added reseller and distribution agreements with NeoMedia.

6.9 SOLAR'S COVENANT NOT TO CONTEST VALIDITY. Solar covenants that it shall not, in any litigation in which it is a party that is brought by or on behalf of NeoMedia to enforce any of the Intellectual Property, challenge, attack or otherwise contest the validity of any of the Intellectual Property, and it shall not allege as a defense in such litigation the invalidity of any of the Intellectual Property.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

7.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other that as of the Closing:

         (A) POWER AND AUTHORITY. It has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by it of this Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. It has duly executed and delivered this Agreement and, assuming due execution and delivery by it, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or from time to time affecting the enforcement of creditors' rights generally and except that the enforceability of its obligations is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (B) NO CONFLICT. The execution, delivery and performance of this Agreement by it does not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any other Person under: (i) any law, ordinance, rule or regulation to which it or its assets are subject; (ii) any judgment, order, writ, injunction, decree or award of any federal, state, local or foreign court, arbitrator or governmental or regulatory official, department, agency, commission or other authority ("GOVERNMENTAL AUTHORITY") that applies to it or its assets; (iii) the charter, by-laws or other governing documents of it; or (iv) any license, contract, agreement, commitment or other instrument or document to which it is a party or by which it or its assets are otherwise bound. No authorization, approval or consent of, and no registration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement by it.

         (C) ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and conduct its business. It has the corporate power and authority to execute, deliver and perform this Agreement.

7.2 REPRESENTATIONS AND WARRANTIES OF SOLAR. Solar represents and warrants to NeoMedia that, as of the Closing:

         (A) TITLE. Solar exclusively owns and controls the Patent Applications totally free, clear and unencumbered by claims, liens, licenses, option rights or other interests of other parties.

         (B) AUTHORITY. Solar has full right, power and authority to enter into this Agreement and assign the Intellectual Property.

         (C) ADVERSE CLAIMS. To the best of Solar's knowledge, there is no claim, fact, circumstance, or prior art that would adversely affect the patentability of inventions claimed in the Patent Applications other than those claims, facts, circumstances and prior art identified in the prosecution histories of the Patent Applications. NeoMedia acknowledges that it has been given complete access to the records of the Patent and Trademark Office with respect to the Patent Applications and has had full opportunity to review those records and to make its own assessment as to the patentability of the inventions claimed in the Patent Applications, including the pending final rejection. Solar makes no warranty or representation that any Patent will be issued on the Patent Applications.

         (D) INFRINGEMENT. No party has ever asserted or threatened to assert a claim of patent infringement against Solar based on or relating to the invention described in the Patent Application and to the best of Solar's knowledge, there is no specific patent or prior claim of patent rights that would be infringed by the practice of the invention described in the Patent Applications, other than any patent cited in the Patent Applications. However, Solar is aware, through publicly available information such as news reports, that patents purporting to cover the use of bar-codes and bar-code symbologies exist, and that it is possible that use of bar-codes, either in accordance with the Patent Applications or otherwise, may infringe such patents. Such general knowledge by Solar shall not constitute Solar's "knowledge" of a specific patent that would be infringed for purposes of determining whether Solar has breached its representations and warranties under this Section 7.2(d).

         (E) LITIGATION. No litigation, action, proceedings (legal, equitable or administrative), arbitration or otherwise (including but not limited to claims for infringement by Solar and/or against Solar) are pending or threatened that might materially affect Solar's business or Solar's fulfillment of its obligations under this Agreement, except for WHEELS MOTOR SPORTS V. SOLAR.

         (F) BANKRUPTCY. No bankruptcy, receivership or other such proceedings are threatened or pending against Solar.

7.3 REPRESENTATIONS AND WARRANTIES OF NEOMEDIA. NeoMedia represents and warrants to Solar that, as of the Closing:

         (A) FINANCIAL RECORDS. To the best of NeoMedia's knowledge, the financial records for NeoMedia disclosed to Solar contain a full and complete record and account of the operations of the business and truthfully set forth the results of the operation for the years represented thereby and, furthermore, that there have been no material changes in the financial condition of the business before the time set for the Closing as described herein except for transactions normal to said business operations and in the ordinary course thereof.

         (B) LITIGATION. No litigation, action, proceedings (legal, equitable or administrative), arbitration or otherwise (including but not limited to claims for infringement by NeoMedia and/or against NeoMedia) are pending or threatened that might materially affect NeoMedia's business or NeoMedia's fulfillment of its obligations under this Agreement.

         (C) BANKRUPTCY. No bankruptcy, receivership or other such proceedings are threatened or pending against NeoMedia.

(D) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Reports filed prior to the date hereof, since December 31, 1997 NeoMedia and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of NeoMedia and its subsidiaries or any development or combination of developments affecting NeoMedia of which management of NeoMedia has knowledge, except those changes, developments or combinations of developments that, individually or in the aggregate, are not reasonably likely to result in a material adverse effect on NeoMedia's business, operations, properties or financial condition; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by NeoMedia or any of its subsidiaries, whether or not covered by insurance; (iii) any material change by NeoMedia in accounting principles, practices or methods; or (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of NeoMedia, except for dividends or other distributions on its capital stock publicly announced prior to the date of the closing.

(E) NO OTHER LIENS. Except for that certain security interest granted by NeoMedia to IBM Credit Corporation, NeoMedia has not filed or permitted to be filed any financing statement or similar instrument (other than any which have been filed on behalf of Solar) and no Person has any lien, encumbrance or other right that will attach to the Intellectual Property upon acquisition by NeoMedia pursuant to this Purchase Agreement.

                                  ARTICLE VIII
                             INDEMNITY AND LIABILITY

8.1 SOLAR'S INDEMNIFICATION OBLIGATIONS. Contingent upon NeoMedia's compliance with the procedures set forth in Section 8.3, Solar agrees, at its expense, to defend and settle any claims by any third party against

NeoMedia or any of its Affiliates, or any of the directors, officers, employees or agents of any of them, arising out of a breach by Solar of its representations and warranties under Article VII. Notwithstanding the foregoing, Solar shall not have any obligation to defend NeoMedia from any suit by shareholders, any suit based on copyright or trademark infringement, or any suit based on patent infringement if the infringing acts are based on NeoMedia's particular implementation of the inventions set forth in the Patent Application.

8.2 NEOMEDIA'S INDEMNIFICATION OBLIGATIONS. Contingent upon Solar's compliance with the procedures set forth in Section 8.3, NeoMedia agrees, at its expense, to defend and settle any claims by any third party against Solar or any of its Affiliates, or any of the directors, officers, employees or agents of any of them, arising out of a breach by NeoMedia of its representations and warranties under Article VII.

8.3 PROCEDURES FOR INDEMNIFICATION. If any claim that is subject to a defense obligation is asserted by a third party, the party entitled to defense shall promptly notify (no later than two weeks after written notice of such claim) the party obligated to provide such defense of the claim and any matters that may be subject to the defense and of which the notifying party has knowledge. The defending party shall promptly assume the defense of such matters, and if the defending party fails to do so, the party entitled to defense may assume the defense at the defending party's expense. The defending party shall have sole control over the defense; provided, however, that the defending party shall not enter into any settlement without the consent of the party entitled to a defense, which consent shall not be unreasonably withheld. Except as set forth in the proceeding sentence, the defending party shall pay all costs and expenses, including without limitation reasonable attorneys' fees and expenses, arising out of the defense of any claim that is the subject of a defense obligation under this Article, judgments and any settlements entered into with the defending party's consent. The parties obligations under this Article VIII shall only survive for a period of ten (10) years after the termination of this Agreement if no Patent is issued or, if a Patent is issued then shall survive for the life of the last-to-expire of the Patents.

                                   ARTICLE IX
                                     CLOSING

9.1 TIME AND PLACE. The Closing shall take place on December 31, 1998, at the offices of McBride Baker & Coles, 500 West Madison Street, 40th Floor, Chicago, Illinois. Closing may be rescheduled at the reasonable request of either party.

9.2 CONDITIONS TO THE CLOSING TO BE MET BY SOLAR. NeoMedia's obligation to close is subject to the fulfillment to the reasonable satisfaction of NeoMedia, at or before the Closing, of each of the following conditions:

                  (A) at the Closing, Solar shall have successfully made the deliveries enumerated in Section 9.4;

                  (B) the Parties shall have entered into the form of trademark license agreement attached as EXHIBIT I, and the form of option agreements attached as EXHIBIT J and EXHIBIT K; and

                  (C)      All of Solar's warranties and representations made in
                           Section 7.2(a), 7.2(c) and 7.2(d) are true.

9.3 CONDITIONS TO THE CLOSING TO BE MET BY NEOMEDIA. Solar's obligation to close is subject to the fulfillment to the reasonable satisfaction of Solar, at or before the Closing, of each of the following conditions:

                  (A) at the Closing, NeoMedia shall have successfully made the deliveries enumerated in Section 9.5;

                  (B) NeoMedia shall have deposited into escrow the documents that it is required to deposit under
                           Section 5.8;

                  (C) the common stock of NeoMedia shall be listed for trading on the NASDAQ Stock Exchange;

                  (D) IBM Credit Corporation and NeoMedia shall have executed and delivered to Solar a subordination agreement substantially in the form of EXHIBIT L; and

                  (E) all of NeoMedia's representations and warranties made in Section 7.3(e) are true.

9.4 DELIVERIES BY SOLAR AT THE CLOSING. At the Closing, Solar shall deliver or cause to be delivered to NeoMedia:

                  (A)      the Assignment as specified in Section 2.1;

                  (B) a good standing certificate for Solar issued by the Secretary of State of Illinois not more than thirty
                           (30) days before the date of the Closing;

                  (C) a certificate of the Secretary of Solar attesting to the incumbency of the officers executing this Agreement and the other certificates and agreements;

                  (D) certified copies of the resolutions of the board of directors of Solar approving this Agreement and the transactions contemplated hereby; including the Assignment; and

                  (E) certified copies of Solar's articles of incorporation and by-laws in effect as of the date of the Closing.

9.5 DELIVERIES BY NEOMEDIA. At the Closing, NeoMedia shall deliver or cause to be delivered to Solar:

                  (A)      the cash and Warrants as specified in Section 4.1;

                  (B) a duly executed security agreement in the form of EXHIBIT F;

                  (C) a duly executed power to inspect in the form attached as EXHIBIT C;

                  (D) a duly executed option to enter into certain software license agreements in the form attached as EXHIBIT J;

                  (E) a duly executed option to enter into certain value added reseller and distribution agreements in the form attached as EXHIBIT K;

                  (F) a good standing certificate for NeoMedia issued by the Secretary of State of Delaware not more than thirty (30) days before the date of the Closing;

                  (G) a certificate of the Secretary of NeoMedia attesting to the incumbency of the officers executing this Agreement and the other certificates and agreements delivered by NeoMedia at the Closing;

                  (H) certified copies of the resolutions of the board of directors of NeoMedia approving this Agreement and the transactions contemplated hereby, including the issuance of Warrants;

                  (I) certified copies of NeoMedia's articles of incorporation and by-laws in effect as of the date of the Closing; and

                  (J) a subordination agreement substantially in the form of EXHIBIT L executed by NeoMedia and IBM Credit Corporation.

9.6 FURTHER ASSURANCES. Either party, from time to time after the Closing, at the other party's request, shall execute, acknowledge and deliver to the requesting party such other instruments of conveyance and transfer and will take such other actions and execute and deliver (or cause the execution and delivery by third parties of) such other documents, certifications, consents and further assurances as the requesting party may reasonably request in order to vest more effectively in the requesting party, or to put the requesting party more fully in possession of, any of the pertinent rights, or to better enable the requesting party to complete, perform or discharge any of the assumed obligations hereunder. Each party shall cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.
                                    ARTICLE X
                              TERM AND TERMINATION

10.1 TERM. The term of this Agreement shall commence as of the Effective Date and, unless earlier terminated in accordance with Sections 10.2 or 10.3 below, shall expire upon payment by NeoMedia of all consideration to Solar under Sections 4.1 and 4.2.

10.2 TERMINATION BEFORE THE CLOSING. Prior to the Closing, this Agreement may be terminated by both parties by mutual written agreement.

10.3 TERMINATION AFTER THE CLOSING. After the Closing, this Agreement may be terminated by: (a) both parties by mutual written agreement; or (b) by either party upon written notice to the other if all of the following conditions are met: (i) there are no issued Patents in the United States, (ii) there are no pending Patent Applications in the United States or abandoned Patent Applications in the United States for which a petition or other procedure is available for revival; and (iii) the absence of any pending Patent Applications in the United States is not due to NeoMedia's failure to comply with its obligations under Article III.

10.4     EFFECT OF TERMINATION.

                  (A) CONFIDENTIAL INFORMATION. Unless otherwise explicitly provided elsewhere in this Agreement, upon termination or expiration of this Agreement each party shall promptly return to the other any documents containing Confidential Information belonging to the other party.

                  (B) SURVIVAL. Sections 2.3, 4.4 and 10.4 and all of Articles V, VI, VII, VIII and XI shall survive termination or expiration of this Agreement.

                  (C) OTHER AGREEMENTS. The termination or expiration of this Agreement shall terminate the security agreement and license agreement entered into pursuant to Section 5.4 and the escrow agreement entered into pursuant to
Section 5.8. However, termination or expiration of this Agreement shall not effect other agreements entered into pursuant to this Agreement including the agreements entered into pursuant to

Sections 6.6, 6.7 and 6.8.
                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 NOTICES. All notices and other communications hereunder shall be in writing and: (a) delivered personally, (b) mailed first class mail (postage pre-paid), certified, return receipt requested, or (c) sent by documented overnight delivery service, in each case, to the receiving party at the appropriate address or number, as applicable, set forth below. Notices shall be deemed to have been given hereunder when delivered personally, three (3) days after deposit with the U.S. Postal Service as certified or registered mail, postage prepaid, return receipt requested, and one (1) day after deposit with a reputable overnight courier service. Otherwise, notice shall be deemed to have been given hereunder when actually received.

Notices to Solar shall be addressed to:

                           Solar Communications, Inc.
                           1120 Frontenac Road
                           Naperville, Illinois  60563-1799
                           Attention:  Frank Hudetz, Chief Executive Officer
                           Facsimile:  (630) 983-5773

with a copy to:            McBride Baker & Coles
                           500 West Madison Street
                           40th Floor
                           Chicago, Illinois 60661
                           Attention:  David Ackerman
                           Facsimile:  (312) 993-9350

or to such other address or to the attention of such other person as Solar may designate by written notice to NeoMedia.

Notices to NeoMedia shall be addressed to:

                           NeoMedia Technologies, Inc.
                           2201 Second St., Suite 600
                           Ft. Myers, FL  33901
                           Attention:  Charles W. Fritz, President and CEO
                           Facsimile:  (941) 337-3361

with a copy to:
                           NeoMedia Technologies, Inc.
                           2201 Second St., Suite 600
                           Ft. Myers, FL  33901
                           Attention:  Marianne LePera, General Counsel
                           Facsimile:  (941) 337-3361

or to such other address and/or to the attention of such other person as NeoMedia may designate by written notice to Solar.

         11.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to the choice of law principles thereof.

         11.3 JURISDICTION AND VENUE. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of Illinois, located in the City of Chicago or, provided subject matter jurisdiction exists, in the United States federal court for the Northern District of Illinois, located in Chicago, Illinois, and each party hereto agrees not to assert as a defense in any such action, suit or proceeding any claim that such party is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding.

         11.4 WAIVER OF JURY TRIAL. Each of the parties does hereby waive any rights it might otherwise have to a jury trial of any claim or cause of action based upon or arising out of this Agreement and does also waive any bond or surety or security upon such bond that might, but for this waiver, be required of any party. This waiver is irrevocable, meaning that it may not be modified, either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed with the court as written consent by both parties to a bench trial.

         11.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights under this Agreement without the express written consent of the other parties hereto, except that either party may, without the consent of the other party, upon notice to the other party, assign its rights under this Agreement to an Affiliate or to third party assignee with or to whom the assigning party is merging, consolidating or selling substantially all of its assets in the business which relates to the Intellectual Property; provided, however, in either case, the Affiliate or other assignee must assume the obligations of the assigning party hereunder. No assignment of this Agreement that is effected under this Section 11.5 without the requisite consent of the non-assigning party shall relieve the assigning party of its obligations to the other under this Agreement.
         11.6 INTERPRETATION; RECITALS, EXHIBITS, SCHEDULES. The headings contained in this Agreement, in any Exhibit or Schedule hereto, and in the Table of Contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. All capitalized terms defined herein apply equally to both the singular and plural forms of such terms. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section or Article of, or an Exhibit to, this Agreement unless otherwise indicated. All monetary amounts refer to U.S.
dollars unless otherwise indicated.

         11.7 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party (or such party's duly authorized agent) against whom enforcement of any such modification or amendment is sought. Either party may, only by an instrument in writing, waive compliance by the other party regarding any term or provision of this Agreement. The waiver by a party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Notwithstanding the consummation of the transactions contemplated hereby: (a) neither party shall be deemed to have waived any breach of the provisions hereof occurring before the Closing, and (b) each party shall be deemed to have preserved all rights with respect to any such breach, in each case, unless it shall have executed a written waiver with respect thereto.

         11.8 SEVERABILITY. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity, or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby, and the remainder of the provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any illegal, invalid or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to the illegal, invalid or unenforceable provision.

         11.9 NO ELECTION OF REMEDIES. The remedies accorded to each party in this Agreement are, unless otherwise specified herein, cumulative and in addition to those provided by law, and can be exercised separately, concurrently or successively.

         11.10 RELATIONSHIP OF PARTIES. The parties are independent contractors. Nothing stated in this Agreement shall be deemed to create the relationship of partners, joint venturers, employee-employer or franchiser-franchisee between the parties hereto.

         11.11 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

         11.12 ENTIRE AGREEMENT. This Agreement, and the Exhibits thereto, contains the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

         IN WITNESS WHEREOF, the parties have each duly executed and delivered this Agreement as of the Effective Date.

NEOMEDIA TECHNOLOGIES, INC.,                         SOLAR COMMUNICATIONS, INC.
 a Delaware corporation                               an Illinois corporation

By:  __________________________________              By:  _____________________-
       Charles W. Fritz                                   Peter R. Hudetz
         Its:  Chief Executive Officer                    Its:  President

                           AMENDMENT AND CLARIFICATION

         THIS AMENDMENT AND CLARIFICATION ("AMENDMENT") is entered into as of February 15, 1999 ("AMENDMENT EFFECTIVE DATE") by and between Solar Communications, Inc., an Illinois corporation ("SOLAR"), and NeoMedia Technologies, Inc., a Delaware corporation ("NEOMEDIA").

         WHEREAS, Solar and NeoMedia have entered into a certain Purchase Agreement, including exhibits thereto, dated as of December 31, 1998 (the "PURCHASE AGREEMENT") whereby Solar sold, and NeoMedia purchased, certain patent applications owned by Solar relating to encoding of network address information in a bar-code or other machine readable format;

         WHEREAS, pursuant to the Purchase Agreement, Solar and NeoMedia have entered into a Patent License Agreement dated as of December 31, 1998 ("PATENT LICENSE"), an Option Agreement -- Software License dated as of December 31, 1998 ("SOFTWARE AGREEMENT"); and an Option Agreement -- VAR Distribution dated as of December 31, 1998 ("DISTRIBUTION AGREEMENT") (collectively, the "AGREEMENTs");

         WHEREAS, the parties desire to clarify certain terms in the Agreements and to make certain amendments to the Software Agreement and Distribution Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties have agreed as follows:

         1. PATENT LICENSE. For purposes of Section 2.3 of the Patent License, the term "license rights granted by Licensor prior to the Effective Date" shall be deemed to include rights granted by NeoMedia to third parties to distribute software and other products.

         2. SOFTWARE AGREEMENT. For purposes of Section 2 of the Software Agreement, the term "product application" shall be defined to include the bundling of non-tethered writing instruments or styli. In accordance with
Section 2 of the Software Agreement, Solar's rights under the Software Agreement shall be subject to exclusive rights granted by NeoMedia with respect to such product applications, provided that Solar shall not be excluded from using the Licensed Product to enable printed products and printing services, as those terms are used in the Software Agreement, with the capabilities of the Licensed Product. The Software Agreement is amended by deleting the term "LICENSED SOFTWARE" as it appears in Section 2 and Section 6 of the Software Agreement and inserting in its place "Licensed Product."

         3. DISTRIBUTION AGREEMENT. For purposes of Section 2 of the Distribution Agreement, the term "product application" shall be defined to include the bundling of non-tethered writing instruments or styli. In accordance with Section 2 of the Distribution Agreement, Solar's rights under the Distribution Agreement shall be subject to exclusive rights granted by NeoMedia with respect to such product applications, provided that Solar shall not be not excluded from reselling NeoMedia Products with printed products and printing services, as those terms are used in the Distribution Agreement. The Distribution Agreement is hereby amended by deleting the term "LICENSED SOFTWARE" where it appears in Section 2 and inserting in its place the term "NeoMedia Products".

         IN WITNESS WHEREOF, the parties have each duly executed and delivered this Amendment as of the Amendment Effective Date.

NEOMEDIA TECHNOLOGIES, INC., a              SOLAR COMMUNICATIONS, INC., an
Delaware corporation                          Illinois corporation

By:___________________________              By:_______________________________
Its:__________________________              Its: _____________________________
                                       18